EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

dated as of June 2, 2006,

by and among

INNOFONE.COM, INCORPORATED,

COGENT CAPITAL INVESTMENTS LLC

and

COGENT CAPITAL FINANCIAL LLC

Table of Contents
Page
SECTION 1.	PURCHASE AND SALE OF SECURITIES	1
SECTION 2.	THE CLOSING	1
2.1.	The Closing	1
2.2.	Conditions to Closing	2
SECTION 3.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY	3
SECTION 4.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER	14
4.1.	Organization	14
4.2.	Authorization, Enforcement, and Validity	14
4.3.	Consents and Approvals; No Violation	14
4.4.	Investment Experience	15
4.5.	Investment Intent And Limitation On Dispositions	15
4.6.	Information And Risk	15
4.7.	Restricted Securities	16
4.8.	Legends	16
4.9.	Brokers or Finders	16
4.10.	Confidential Treatment	17
SECTION 5.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES	17
SECTION 6.	INDEMNIFICATION	17
SECTION 7.	NOTICES	20
SECTION 8.	MISCELLANEOUS.	20
8.1.	Amendments	21
8.2.	Headings	21
8.3.	Severability	21
8.4.	Governing Law And Forum	21
8.5.	Counterparts	21

i

8.6.	Entire Agreement	21
8.7.	Expenses	21
Appendix A	Certificate of Designations for Preferred Stock
Appendix B	Company Counsel Opinion
Appendix C	Disclosure Schedules

ii

SECURTIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of the 2nd day of June 2006 by and among Innofone.com, Incorporated (the “Company”), a Nevada corporation, with its principal offices at 1431 Ocean Avenue, Suite 1500 Santa Monica, CA 90401, and Cogent Capital Investments LLC, a Delaware limited liability company (the “Purchaser”) and Cogent Capital Financial LLC, a Delaware limited liability company (“CCF”).

IN CONSIDERATION of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

Section 1.	Purchase and Sale of Securities

1.1. Subject to the terms and conditions of this Agreement and the Escrow Agreement (as defined below), on the Closing Date (as defined herein), the Purchaser agrees to purchase and the Company agrees to issue and sell to the Purchaser (i) 1,850,000 shares (the “Common Shares”) of the Company’s common stock, $0. 001 par value (the “Common Stock”) and (ii) 4,815,000 shares (the “Preferred Shares”) of the Company’s series A convertible preferred stock, $0. 01 par value (the “Preferred Stock”), at an aggregate purchase price for such Common Shares and Preferred Shares of $50,000,000 in the form of the Bonds delivered pursuant to Section 1(a) of the Escrow Agreement (as defined below); and Cogent Capital Financial LLC (“CCF”) shall receive from the Company, as part of the Initial Exchange Amount under the Equity Swap Confirmation (as defined below), (x) 5,000,000 shares of Common Stock (the “Exchange Shares”) and (ii) a warrant to purchase 5,000,000 shares of Common Stock (the “Warrant”) (the Common Shares, Preferred Shares and Exchange Shares are collectively called the “Shares”, and the Shares and the Warrant are collectively called the “Securities”).

1.2.  The “Transaction Documents” consist of (a) this Agreement, (b) that certain escrow agreement, dated as of June 2, 2006, by and among the Company, the Purchaser, Cogent Capital Financial LLC (“CCF”) and Investors Bank & Trust Company, a Massachusetts trust company (“Escrow Agent”), (c) the ISDA Master Agreement, dated as of June 2, 2006, by and between the Company and CCF (the “Master Agreement”), including the Schedule thereto, (d) the Equity Swap Confirmation, dated June 2, 2006, by and between the Company and CCF (the “Equity Swap Confirmation”), (e) the Credit Support Annex (including Paragraph 13 thereof) to the Master Agreement, dated June 2, 2006, between the Company and CCF (the “Credit Support Annex”), (f) the registration rights agreement, dated as of June 2, 2006, by and among the Company, the Purchaser and CCF, (g) the certificate evidencing the Warrant and (h) the certificate of designations for the Preferred Stock (the “Certificate of Designations”).

Section 2.	The Closing

2.1. The Closing.

a) The purchase and sale of the Securities upon the terms and conditions hereof will take place at a closing (the “Closing”) to be held at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, NY 10104, or such other location as the parties may agree, on the date hereof at the time as shall be agreed upon by the Company and the Purchaser (the “Closing Date”).

(b) The Company shall provide wire transfer instructions for the payment of the Purchase Price prior to the Closing.

(c) At the Closing, the Company and the Purchaser shall satisfy all of the conditions set forth in Sections 2.2(a) and (b), respectively.

2.2. Conditions to Closing

(a) The Company's obligation to complete the purchase and sale of the Securities and deliver the stock certificates and warrants certificates to the Purchaser is subject to:

(i) Delivery by the Purchaser of the Purchase Price in the form of Bonds to the Escrow Agent in the manner contemplated by Section 1(a) of the Escrow Agreement;

(ii) Delivery by the Purchaser of copies of the following agreements duly executed by the Purchaser: (1) this Agreement and (2) the Escrow Agreement;

(iii) Delivery by CCF of copies of the following agreements duly executed by CCF: (1) the Escrow Agreement, (2) the Master Agreement (including the Schedule thereto); (3) the Equity Swap Confirmation; (4) the Credit Support Annex to the ISDA Master Agreement; and (5) the Registration Rights Agreement; and

(iv) the accuracy in all material respects of the representations and warranties made by the Purchaser in Section 4 below as of the Closing Date and the fulfillment in all material respects of those undertakings of the Purchaser in this Agreement to be fulfilled on or prior to the Closing Date.

(b) The Purchaser's obligation to complete the purchase and sale of the Securities is subject to:

(i) Delivery by the Company of each of the items referred to in Section 1(b) of the Escrow Agreement in the manner contemplated thereby, with all certificates evidencing any Securities included therein having been duly executed by the Company;

(ii) Delivery by the Company of the following agreements duly executed by the Company: (1) this Agreement, (2) the Escrow Agreement, (3) the Master Agreement (including the Schedule thereto); (4) the Credit Support Annex to the ISDA Master Agreement and (5) the Registration Rights Agreement;

(iii) Delivery by the Company of confirmation that the Certificate of Designations in the form of Appendix A hereto has been duly filed with the Secretary of State of the State of Delaware;

(iv) the filing of UCC-1 financing statements with respect to the Collateral Account established under the Escrow Agreement and the items credited thereto;

(v) the accuracy in all material respects of the representations and warranties made by the Company in Section 3 below as of the Closing Date and the fulfillment in all material respects of those undertakings of the Company in this Agreement to be fulfilled on or prior to the Closing Date; and

(vi) delivery by the Company to the Purchaser of an opinion, dated as of the Closing Date, from Gersten Savage, LLP, counsel to the Company, in the form attached as Appendix B hereto.

Section 3.     Representations, Warranties and Covenants of the Company.   Except as set forth on the corresponding sections of the Company's disclosure schedule attached hereto as Appendix C, or as specifically contemplated by this Agreement, the Company hereby represents and warrants to, and covenants with, the Purchaser and CCF as of the Closing Date (or the other date specified below) as follows:

3.1 The entirety of the Transaction Documents do not as of the date hereof, and will not as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

3.2 (a) The Transaction Documents referenced in Section 1.2 above, at the time they became effective or were filed with the Securities and Exchange Commission (the “Commission”), as the case may be, complied in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, and the rules and regulations of the Commission hereunder (the “Rules”), and none of the documents as of such time contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and any further documents so filed and referenced in the Transaction Documents, when the documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and as of such time will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(b) In the past 9 calendar months, the Company has filed all documents required to be filed by it prior to the date hereof with the Commission pursuant to the reporting requirements of the Exchange Act.

3.3 The financial statements of the Company (including all notes and schedules thereto) included or incorporated by reference in the Company’s filings under the Exchange Act (the “Exchange Act Filings”) present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and the financial statements and related schedules and notes thereto, and the unaudited financial information included or incorporated by reference in the Exchange Act Filings have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved. The summary and selected financial data included in the Exchange Act Filings present fairly the information shown therein as at the respective dates and for the respective periods specified and have been presented on a basis consistent with the consolidated financial statements set forth in the Exchange Act Filings and other financial information.

3.4 DeJoya Griffith & Company, LLC (the “Auditor”) whose reports are filed with the Commission as a part of the information included or incorporated by reference in the Exchange Act Filings, are and, during the periods covered by their reports, were independent public accountants as required by the Securities Act and the Rules.

3.5 The Company and each of its subsidiaries, including each entity (corporation, partnership, joint venture, association or other business organization) controlled directly or indirectly by the Company, is duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization. The Company and each of its subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires the qualification, except for the jurisdictions where the failure to so qualify individually or in the aggregate would not have a material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole (a "Material Adverse Effect"); and to the Company's knowledge, no proceeding has been instituted in any jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, the power and authority or qualification.

3.6 The Company and each of its subsidiaries has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the "Permits"), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, except where the lack of the Permits, individually or in the aggregate, would not have a Material Adverse Effect. The Company and each of its subsidiaries has fulfilled and performed in all material respects all of its material obligations with respect to the Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company hereunder. Except as may be required under the Securities Act and state and foreign Blue Sky laws, no other Permits are required to enter into, deliver and perform this Agreement and to issue and sell the Securities.

3.7 The Company and each of its subsidiaries owns or possesses legally enforceable rights to use all patents, patent rights, inventions, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar rights and proprietary knowledge, if any, and only as disclosed in its filings with the Commission (collectively, "Intangibles") necessary for the conduct of its business. Neither the Company nor any of its subsidiaries has received any notice of, or is not aware of, any infringement of or conflict with asserted rights of others with respect to any Intangibles.

3.8  The Company and each of its subsidiaries has good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except as do not materially affect the value of the property and do not materially interfere with the use made or proposed to be made of the property by the Company and its subsidiaries. All property held under lease by the Company and its subsidiaries is held by them under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except those that are not material and do not materially interfere with the use made or proposed to be made of the property by the Company and its subsidiaries. Since the date of the most recent financial statements of the Company as filed with the Commission (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole other than those issuances of stock to certain contractors and Company employees in aggregate of no greater than a total 1,000,000 shares of restricted common shares; and (ii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority. Since the date of the latest quarterly report filed by the Company with the Commission and other than those agreements made as disclosed under the Company’s recent 8-K filings with the Commission regarding its certain acquisitions of Mobile Technology Group, LLC and InfoWeapons, Inc., neither the Company nor its subsidiaries has (A) issued or agreed to issue any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except the liabilities or obligations incurred in the ordinary course of business or (B) entered into any transaction not in the ordinary course of business.

3.9  Neither the Company nor any of its subsidiaries is in violation of any term or provision of its charter or by-laws or of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of the violation, individually or in the aggregate, would have a Material Adverse Effect. Neither the Company nor any of its subsidiaries, if a subsidiary is a party, nor to the Company's knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any the agreement, and no event has occurred which with notice or lapse of time or both would constitute the a default, in any such case which default or event, individually or in the aggregate, would have a Material Adverse Effect.

3.10 Each of this Agreement and the other Transaction Documents has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

3.11 Neither the execution, delivery and performance of this Agreement or the other Transaction Documents by the Company nor the consummation of any of the transactions contemplated hereby or thereby (including, without limitation, the issuance and sale by the Company of the Securities) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which either the Company or its subsidiaries or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its subsidiaries or violate any provision of the charter or by-laws of the Company or any of its subsidiaries, except for the consents or waivers which have already been obtained and are in full force and effect.

3.12 Other than accounting for those issuance in the normal course of business since the Company’s last quarterly report filing with the Commission and other than the adjustments to certain warrants issued to N.I.R. Group as disclosed in the Company’s Form 8-K filings on or about June 2, 2006, the Company has authorized and outstanding capital stock as set forth in its recent quarterly report filed with the Commission. The certificates evidencing the Securities are in due and proper legal form and have been duly authorized for issuance by the Company. All of the issued and outstanding shares of Common Stock and preferred stock have been duly and validly issued and are fully paid and nonassessable. There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares of Common Stock of the Company or any of its subsidiaries or any such rights pursuant to its Articles of Incorporation or by-laws or any agreement or instrument to or by which the Company or any of its subsidiaries is a party or bound. The Securities, when sold pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable, will be issued free and clear of any security interests, liens, encumbrances, equities or claims. and none of them will be issued in violation of any preemptive or other similar right. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to the Warrants (the “Warrant Shares”). The Warrant Shares, when issued and delivered upon exercise of the Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable and will be issued free and clear of any security interests, liens, encumbrances, equities or claims. All outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable and are owned directly by the Company or by another wholly-owned subsidiary of the Company free and clear of any security interests, liens, encumbrances, equities or claims.

3.13 Other than (a) that certain Registration Agreement entered between the Company and N.I.R. Group for the piggyback registration of shares underlying the warrant to purchase 750,000 shares of Company common stock at a period no sooner than 180 days subsequent to May 25, 2006 and (b) other than that certain piggyback registration right relating to 750,000 common stock shares validly issued to Gerard N. Casale under his Employment Agreement with the Company; and (c) other than those certain piggyback registration rights granted under that certain Binding Term Sheet entered by and between the Company and the owners of Mobile Technology Group, LLC in connection with the Company’s acquisition of Mobile Technology Group, LLC, no holder of any security of the Company has any right, which has not been waived, to have any security owned by the holder included in any registration statement contemplated by the Transaction Documents (each, a “Registration Statement”) or to demand registration of any security owned by the holder for a period of 180 days after the date of this Agreement.

3.14 There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries could individually or in the aggregate have a Material Adverse Effect; and to the knowledge of the Company, no the proceedings are threatened or contemplated by governmental authorities or threatened by others.

3.15 All necessary corporate action has been duly and validly taken by the Company and to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Securities by the Company.

3.16 Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, is any the dispute threatened, which dispute would have a Material Adverse Effect. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which would have a Material Adverse Effect. The Company is not aware of any threatened or pending litigation between the Company or its subsidiaries and any of its executive officers which, if adversely determined, could have a Material Adverse Effect and has no reason to believe that the officers will not remain in the employment of the Company.

3.17 The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock or any security of the Company to facilitate the sale or resale of any of the Securities.

3.18 The Company and each of its subsidiaries has filed all Federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects or has received timely extensions thereof, and has paid all taxes shown on the returns and all assessments received by it to the extent that the same are material and have become due. There are no tax audits or investigations pending, which if adversely determined would have a Material Adverse Effect; nor are there any material proposed additional tax assessments against the Company or any of its subsidiaries.

3.19 The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the OTC Bulletin Board.

3.20 The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.21 The Company has established and maintains disclosure controls and procedures (as the term is defined in Rule 13a-15 under the Exchange Act), which: (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are required to be prepared; (ii) provide for the periodic evaluation of the effectiveness of the disclosure controls and procedures at the end of the periods in which the periodic reports are required to be prepared; and (iii) are effective in all material respects to perform the functions for which they were established.

3.22 Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls.

3.23 The Auditor has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

3.24 There are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-B) that have or are reasonably likely to have a material current or future effect on the Company’s financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

3.25 The Company and its subsidiaries are insured by insurers of recognized financial responsibility against the losses and risks and in the amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Company’s filings with the Commission for the past 9 months; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or the Company's or its subsidiaries' respective businesses, assets, employees, officers and directors are in full force and effect; the Company and each of its subsidiaries are in compliance with the terms of the policies and instruments in all material respects; and neither the Company nor any subsidiary of the Company has any reason to believe that it will not be able to renew its existing insurance coverage as and when the coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the current cost. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

3.26 Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated required to be obtained or performed by the Company.

3.27 The Company is not and, after giving effect to the offering and sale of the Securities and the application of proceeds thereof, will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

3.28 The Company or any other person associated with or acting on behalf of the Company including, without limitation, any director, officer, agent or employee of the Company or its subsidiaries, has not, directly or indirectly, while acting on behalf of the Company or its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

3.29 The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations hereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of it subsidiaries with respect to the Money Laundering Laws is pending, or to the best knowledge of the Company, threatened.

3.30 Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available the proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

3.31  The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations hereunder with respect to each "plan" as defined in Section 3(3) of ERISA and the regulations and published interpretations in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and the regulations and published interpretations. No "Reportable Event" (as defined in 12 ERISA) has occurred with respect to any "Pension Plan" (as defined in ERISA) for which the Company could have any liability.

3.32 Each of the Company, its directors and officers has not distributed and will not distribute prior to the Closing Date, any offering material in connection with the offering and sale of the Securities other than the Transaction Documents.

3.33No broker, investment banker, financial advisor or other individual, corporation, general or limited partnership, limited liability company, firm, joint venture, association, enterprise, joint securities company, trust, unincorporated organization or other entity (each a “Person”), other than the Placement Agent, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

  3.34The Company intends to use the net proceeds from the sale of the Securities for working capital purposes.

3.35 Neither the Company nor any Person acting on its behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities, (ii) has, directly or indirectly, made any offer or sale of any security or solicited any offer to buy any security, under any circumstances that would require registration of the Securities under the Securities Act or (iii) has issued any shares of Common Stock or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock which would be integrated with the sale of the Securities to the Purchaser for purposes of the Securities Act or of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Nasdaq National Market, nor will the Company or any of its subsidiaries or affiliates take any action or steps that would require registration of any of the Securities under the Securities Act or cause the offering of the Securities to be integrated with other offerings. Assuming the accuracy of the representations and warranties of Purchasers contained herein, the offer and sale of the Securities by the Company to the Purchasers pursuant to the Stock Purchase Agreements will be exempt from the registration requirements of the Securities Act.

3.36 The subsidiaries of the Company are not currently prohibited, directly or indirectly, under any agreement or other instrument to which any such subsidiary is a party or is subject, from paying any dividends to the Company, from making any other distribution on the subsidiary’s capital stock, from repaying to the Company any loans or advances to the subsidiary from the Company or from transferring any of the subsidiary’s properties or assets to the Company.

3.37 No person has the right, which right has not been waived, to require the Company or its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

3.38 The Company shall file with the SEC a current report on Form 8-K under the Exchange Act describing the transactions contemplated hereby and attaching as exhibits thereto all material documents relating to the transactions contemplated hereby.

Section 4.	Representations, Warranties And Covenants Of the Purchaser.

Each of the Purchaser and CCF hereby represents and warrants to, and covenants with, the Company as of the Closing Date (or the other date specified below) as follows:

4.1. Organization.  Each of the Purchaser and CCF is an entity duly organized and validly existing in good standing (to the extent such concepts are applicable) under the laws of its jurisdiction of organization. Each of the Purchaser and CCF has all requisite corporate power and authority and all necessary governmental approvals to carry on its business as now being conducted, except as would not result in a Material Adverse Effect on the Purchaser's or CCF’s ability to consummate the transactions contemplated by this Agreement.

4.2. Authorization, Enforcement, and Validity.  Each of the Purchaser and CCF has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Each of the Purchaser and CCF has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser and CCF enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity.

4.3. Consents and Approvals; No Violation. The execution, delivery and performance of this Agreement by the Purchaser and CCF and the consummation by the Purchaser and CCF of the transactions contemplated hereby will not (i) result in a violation of the Purchaser's and CCF’s organizational documents; (ii) conflict with, or constitute a default or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Purchaser or CCF is a party (except for the conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, result in a Material Adverse Effect on the Purchaser's or CCF’s ability to consummate the transactions contemplated by this Agreement); or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Purchaser or CCF or any of their its Subsidiaries, except for the violations as would not, individually or in the aggregate, result in a Material Adverse Effect on the Purchaser's ability to consummate the transactions contemplated by this Agreement. Each of the Purchaser and CCF is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement, except where the failure to obtain such consents, authorization or orders or to make such filings or registrations would not, individually or in the aggregate, result in a Material Adverse Effect on the Purchaser's or CCF’s ability to consummate the transactions contemplated by this Agreement.

4.4. Investment Experience. Each of the Purchaser and CCF is an accredited investor within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Securities.

4.5. Investment Intent And Limitation On Dispositions.  Each of the Purchaser and CCF is acquiring Securities for its own account for investment only and has no intention of selling or distributing any of the Securities or any arrangement or understanding with any other Persons regarding the sale or distribution of the Securities except in accordance with the provisions of Section 4.7 and except as would not result in a violation of the Securities Act. The Purchaser and CCF will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in accordance with the provisions of Section 4.7 or pursuant to and in accordance with the Securities Act.

4.6. Information And Risk. Each of the Purchaser and CCF acknowledges that each of the Purchaser and CCF is a sophisticated investor, has such knowledge and experience in financial and business matters in general and has full familiarity with the current business and future business prospects of the Company and the financial and other affairs of the Company and acknowledges that it has had access to and has received sufficient information about the Company, including any and all such information requested by the Purchaser and CCF in order to make an informed decision as to the sale of the Securities to the Purchaser and CCF and the transactions contemplated hereby. In addition, the Purchaser and CCF acknowledge that each has had access to the officers, directors and employees of the Company to discuss the business, affairs and prospects of the Company and has had the opportunity to obtain additional information necessary to evaluate the merits and the risks of engaging in the transactions contemplated by this Agreement.

4.7. Restricted Securities.   Each of the Purchaser and CCF understands and acknowledges that the sale of the Shares has not been registered under the Act, or the securities laws of any state or any analogous securities laws of any applicable foreign jurisdiction (collectively, "Applicable Laws") and have been issued in reliance upon an exemption from the Act for non-public or limited offerings. Each of the Purchaser and CCF understands that the Shares are "restricted securities" and must be held indefinitely unless the sale or other transfer thereof is subsequently registered pursuant to any Applicable Laws or an exemption from such registration is available at that time, and each of the Purchaser and CCF agrees to comply with all Applicable Laws in connection with listing or qualification of the Shares thereunder.

4.8. Legends. Certificates for the Securities shall contain a restrictive legend substantially in the following form:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS, INCLUDING THE SECURITIES LAWS OF ANY APPLICABLE FOREIGN JURISDICTION, AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS, IF APPLICABLE. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH OTHER SECURITIES LAWS OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION REQUIREMENTS.

4.9. Brokers or Finders.  No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Purchaser.

4.10. Confidential Treatment. The Purchaser and CCF shall hold in strict confidence all information concerning this Agreement and the offering of the Securities until the earlier of the time as the Company has made a public announcement concerning this Agreement or the offering of the Securities.

4.11. The Purchaser and CCF or any other person associated with or acting on behalf of the Purchaser and CCF including, without limitation, any director, officer, agent or employee of the Purchaser and CCF or their subsidiaries, has not, directly or indirectly, while acting on behalf of the Purchaser and CCF or their subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

4.12. The operations of the Purchaser and CCF and their subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations hereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Purchaser or CCF or any of it subsidiaries with respect to the Money Laundering Laws is pending, or to the best knowledge of the Purchasers or CCF, threatened.

4.13. The Purchaser and CCF and any of their subsidiaries , to the knowledge of the Purchaser and CCF, any director, officer, agent, employee or affiliate of the Purchasers and CCF or any of their subsidiaries is not currently subject to any U.S. sanctions administered by OFAC.

Section 5.	Survival of Representations and Warranties.

Notwithstanding any investigation made by any party to this Agreement, all representations and warranties made by the Company and the Purchaser and CCF herein shall survive for a period of one (1) year following the Closing Date.

Section 6.	Indemnification.

(a) For purposes of this Section 6:

(i) the term “Purchaser” shall include the Purchaser and any affiliate (as the term is defined pursuant to Rule 12b-2 promulgated under the Exchange Act) of the Purchaser, including CCF;

(ii) the term “Prospectus” shall mean the prospectus and any amendment or supplement thereto in the form first filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act or, if no Rule 424(b) filing is required, filed as part of the Registration Statement at the time of effectiveness, as supplemented or amended from time to time; and

(iii) the term “Registration Statement” shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement.

(b) The Company agrees to indemnify and hold harmless each of the Purchaser and each Person, if any, who controls the Purchaser within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which the Purchaser or the controlling Person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if the settlement is effected with the written consent of the Company), insofar as the losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations hereunder, and will reimburse the Purchaser and each such controlling Person for any legal and other expenses reasonably incurred as the expenses are reasonably incurred by the Purchaser or the controlling Person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use therein, (ii) the failure of the Purchaser to comply with the covenants and agreements contained in Section 4.7 above respecting sale of the Securities, (iii) the inaccuracy of any representations made by the Purchaser herein or (iv) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser a reasonable time prior to the pertinent sale or sales by the Purchaser, and provided that the Purchaser has been notified by the Company that the earlier Prospectus should no longer be delivered by the Purchaser.

(c) Each Purchaser will severally, and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each Person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling Person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if the settlement is effected with the written consent of the Purchaser) insofar as the losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure by the Purchaser to comply with the covenants and agreements contained in Section 4.7 above respecting the sale of the Securities, (ii) the inaccuracy of any representation made by the Purchaser herein or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that the untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use therein, and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling Person for any legal and other expense reasonably incurred, as the expenses are reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling Person in connection with investigating, defending, settling, compromising or paying any the loss, claim, damage, liability, expense or action; provided, however, that the aggregate liability of any Purchaser hereunder shall not exceed the Purchase Price paid by the Purchaser to the Company on the Closing Date. No Purchaser shall be liable for the indemnification obligations of any other Purchaser.

(d) Promptly after receipt by an indemnified party under this Section 6 of notice of the threat or commencement of any action, the indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, promptly notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party hereunder or otherwise to the extent it is not prejudiced as a result of the failure. In case any the action is brought against any indemnified party and the indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume the legal defenses and to otherwise participate in the defense of the action on behalf of the indemnified party or parties. Upon receipt of notice from the indemnifying party to the indemnified party of its election to assume the defense of the action and approval by the indemnified party of counsel, the indemnifying party will not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed the counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to the indemnifying party, representing the indemnified parties who are parties to the action) or (ii) the indemnified party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

Section 7.	Notices.

(a) All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be as addressed as follows:

if to the Company, to:

Alex Lightman
CEO
Innofone.com, Incorporated
1431 Ocean Avenue, Suite 1500
Santa Monica, CA 90401

Telephone No.: (310) 458-3233
Telecopy No.: (310) 458-2844

with a copy to:

Gersten Savage LLP
600 Lexington Avenue
9th Floor
New York, New York, 10022
Attention: Arthur Marcus

Telephone No.: (212) 752-9700
Telecopy No.: (212) 980-5192

and if to the Purchaser or CCF, at its address as set forth in Escrow Agreement, or at the other address or addresses as may have been previously furnished to the Company in writing in accordance with this Section 7.

(b) The notices or other communications shall be deemed delivered upon receipt, in the case of overnight delivery, personal delivery, facsimile transmission (as evidenced by the confirmation thereof), or mail.

Section 8.	Miscellaneous.

8.1. Amendments. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company, the Purchaser or CCF. Any amendment or waiver effected in accordance with this Section 8.1 shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which the securities are convertible), each future holder of all the securities, and the Company.

8.2. Headings. The headings of the various sections of this Agreement are for convenience of reference only and shall not be deemed to be part of this Agreement.

8.3. Severability. In the event that any provision in this Agreement is held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

8.4. Governing Law And Forum. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein. The parties hereto agree to submit to the exclusive jurisdiction of the federal and state courts of the State of New York with respect to the interpretation of this Agreement or for the purposes of any action arising out of or related to this Agreement.

8.5. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same instrument. In the event that any signature is delivered via facsimile transmission, the signature shall create a valid and binding obligation of the party executing (or on whose behalf the signature is executed) the same with the same force and effect as if the facsimile signature page were an original hereof.

8.6. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the matters covered herein, supersede all prior agreements and understandings with respect to the matters and executed by and among the Company and any of the Purchasers, and, except as specifically set forth herein or therein, neither the Company nor the Purchasers make any representation, warranty, covenant or undertaking with respect to the matters.

8.7. Expenses. Each party hereto shall pay all costs and expenses incurred by it in connection with the execution and delivery of this Agreement, and all the transactions contemplated thereby, including fees of legal counsel.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized representatives as of the day and year first above written.

INNOFONE.COM, INCORPORATED

By: /s/ Alex Lightman
Name: Alex Lightman
Title: Chief Executive Officer
COGENT CAPITAL INVESTMENTS LLC
By: /s/ Greg Kofford
Name: Greg Kofford Title: Senior Principal

COGENT CAPITAL FINANCIAL LLC
By:/s/ Greg Kofford
Name: Greg Kofford Title: Senior Principal

APPENDIX A

FORM OF CERTIFICATE OF DESIGNATIONS

APPENDIX B

FORM OF COMPANY COUNSEL OPINION

APPENDIX C

DISCLOSURE SCHEDULES

[To Come]